CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS FOURTH QUARTER

AND FULL YEAR 2022 RESULTS

Fourth Quarter 2022 vs. Fourth Quarter 2021

•	Revenue of $24.1 million compared to $26.4 million;
•	Gross profit of $3.9 million compared to $2.8 million;
•	Gross margin of 16.1% compared to 10.8%;
•	Net income of $6.8 million ($0.3 million excluding the fourth quarter 2022 deferred tax asset valuation allowance reduction of $6.5 million) compared to net loss of $(0.5) million;
•	Earnings per share of $0.55 ($0.03 excluding the fourth quarter 2022 deferred tax asset valuation allowance reduction of $0.52) compared to loss per share of $(0.04);
•	Cash flow from operations of $0.1 million compared to $4.1 million.

Full Year 2022 vs. Full Year 2021

•	Revenue of $83.3 million compared to $103.4 million;
•	Gross profit of $16.3 million compared to $15.0 million;
•	Gross margin of 19.6% compared to 14.5%;
•	Net income of $9.2 million ($3.5 million excluding the fourth quarter 2022 deferred tax asset valuation allowance reduction of $6.5 million and the first quarter 2022 severance accrual of $0.8 million) compared to $6.8 million ($2.0 million excluding the third quarter 2021 $4.8 million in PPP loan forgiveness);
•	Earnings per share of $0.74 ($0.28 excluding the fourth quarter 2022 deferred tax asset valuation allowance reduction of $0.52 and the first quarter 2022 severance accrual of $0.06) compared to $0.56 ($0.17 excluding the third quarter 2021 $0.39 in PPP loan forgiveness);
•	Cash flow from operations of $0.9 million compared to $2.8 million;
•	Debt as of December 31, 2022 of $22.8 million compared to $26.2 million as of December 31, 2021.

EDGEWOOD, N.Y. – April 14, 2023 – CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) today announced financial results for the three and twelve month periods ended December 31, 2022.

“We closed the year with results from operations and EPS exceeding our 2021 performance,” said Dorith Hakim, President and CEO. “The combination of the reduction in non-profitable programs and operational performance improvements resulted in a 5.1 percentage point increase in gross margin delivering $9.2 million in bottom line profitability, including our deferred tax asset valuation allowance reduction of $6.5 million described below. We achieved a $2.4 million improvement in net income compared to 2021 on lower revenues with higher margins, while reducing our debt by $3.4 million and increasing working capital by 5.9%. In addition, total backlog as of December 31, 2022 increased to $514.5 million compared to $501.7 million as of December 31, 2021,” said Dorith Hakim, President and CEO.

Added Ms. Hakim, “After reevaluating our net operating loss carryforwards (“NOLs”), and based on our performance outlook, we determined that the valuation allowance we maintain on our deferred tax asset should be reduced by $6.5 million, and we realized a tax benefit in the fourth quarter of 2022 of the same amount upon recording this reduction.”

Ms. Hakim noted that “the Company’s financial performance has resulted in the Company regaining compliance with the continued listing standards of Section 1003(a)(i) and 1003(a)(ii) of the NYSE American Company Guide. At December 31, 2022, the Company had income from continuing operations for its last two fiscal years, shareholders’ equity of $4.2 million and total assets and annual revenue in excess of $50 million. As of March 20, 2023, the “BC” compliance indicator was no longer disseminated by NYSE American and the Company was removed from the list of noncompliant issuers on NYSE American’s website.”

Concluded Ms. Hakim, “We have completed a number of programs during 2022 and started ramping up our manufacturing capacity in support of newer programs. As a result, we expect slightly higher revenue in 2023 while sustaining profitability and positive operating cash flow for the year. We remain confident in CPI Aero’s long-term outlook and are looking forward to the opportunities ahead as we build on our reputation for high quality and reliable performance for our customers.”

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “expect,” ”outlook,” “opportunities ahead,” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements include the Company’s expected financial results for the year ending December 31, 2023. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2022 filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contacts:
Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Andrew L. Davis
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	adavis@cpiaero.com
www.cpiaero.com

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash	$3,847,225	$6,308,866
Accounts receivable, net	4,857,772	4,967,714
Insurance recovery receivable	3,600,000	2,850,000
Contract assets	27,384,540	24,459,339
Inventory	2,493,069	4,028,925
Refundable income taxes	40,000	40,000
Prepaid expenses and other current assets	975,830	625,075
Total Current Assets	43,198,436	43,279,919

Operating lease right-of-use assets	6,526,627	7,796,768
Property and equipment, net	1,124,556	1,646,863
Deferred tax asset	6,574,463	—
Intangibles, net	—	125,000
Goodwill	1,784,254	1,784,254
Other assets	238,744	372,741
Total Assets	$59,447,080	$55,005,545

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$8,029,996	$10,429,018
Accrued expenses	7,344,590	6,102,587
Litigation settlement obligation	3,600,000	3,003,259
Contract liabilities	6,001,726	5,122,766
Loss reserve	576,549	1,495,714
Current portion of line of credit	1,200,000	—
Current portion of long-term debt	1,719,766	3,365,181
Operating lease liabilities	1,817,811	1,580,453
Income taxes payable	11,396	5,165
Total Current Liabilities	30,301,834	31,104,143

Line of credit, net of current portion	19,800,000	21,250,000
Long-term operating lease liabilities	5,077,235	6,445,728
Long-term debt, net of current portion	70,981	1,540,747
Total Liabilities	55,250,050	60,340,618

Shareholders’ Equity (Deficit):
Common stock - $.001 par value; authorized 50,000,000 shares, 12,506,795 and 12,335,683 shares, respectively, issued and outstanding	12,507	12,336
Additional paid-in capital	73,189,449	72,833,742
Accumulated deficit	(69,004,926)	(78,181,151)
Total Shareholders’ Equity (Deficit)	4,197,030	(5,335,073)
Total Liabilities and Shareholders’ Equity (Deficit)	$59,447,080	$55,005,545

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	2022	2021

Revenue	$83,335,764	$103,369,544

Cost of sales	67,031,502	88,364,452

Gross profit	16,304,262	15,005,092

Selling, general and administrative expenses	11,410,067	11,823,921
Income from operations	4,894,195	3,181,171

Other income (expense):
Other income	—	4,795,000
Interest expense	(2,271,101)	(1,141,189)
Total other income (expense), net	(2,271,101)	3,653,811
Income before provision for income taxes	2,623,094	6,834,982

Provision for (benefit from) income taxes	(6,553,131)	14,609
Net income	$9,176,225	$6,820,373

Income per common share-unrestricted shares	$0.74	$0.56
Income per common share-restricted shares	$0.74	$0.56

Shares used in computing income per common share:
Unrestricted shares	12,286,781	11,960,134
Restricted shares	103,109	233,692
Total shares	12,389,890	12,193,826